Exhibit 99.2 RTS INVESTOR CORP. AND SUBSIDIARIES Consolidated Financial Statements December 31, 2024 (With Independent Auditor’s Report Thereon)

Contents Independent Auditor’s Report 1-2 Financial Statements Consolidated Statement of Financial Condition 3 Consolidated Statement of Operations 4 Consolidated Statement of Comprehensive Income 5 Consolidated Statement of Changes in Stockholders’ Equity 6 Consolidated Statement of Cash Flows 7 Notes to Consolidated Financial Statements 8-25

1 Independent Auditor’s Report Board of Directors RTS Investor Corp. Opinion We have audited the consolidated financial statements of RTS Investor Corp. and Subsidiaries (the Company), which comprise the consolidated statement of financial condition as of December 31, 2024, and the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America. Basis for Opinion We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Responsibilities of Management for the Financial Statements Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.

2 Auditor’s Responsibilities for the Audit of the Financial Statements Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements. In performing an audit in accordance with GAAS, we:  Exercise professional judgment and maintain professional skepticism throughout the audit.  Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.  Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit. Chicago, Illinois April 14, 2025

RTS INVESTOR CORP. AND SUBSIDIARIES Consolidated Statement of Financial Condition December 31, 2024 3 Assets Assets: Cash and short-term investments – unrestricted $ 91,934,029    Cash funds segregated or in separate accounts as required under federal and other regulations 1,098,124,657    Securities purchased under agreement to resell ($1,307,750,605 pledged) 2,207,834,196    Marketable securities: Firm owned 40,072,833    Customer segregated ($1,819,011,332 pledged) 2,262,253,099    Receivables from: Exchanges and clearing organizations 29,265,545    Brokers 168,448,498    Customers (less allowance for doubtful receivables of $516,187) 8,133,140    Guarantee deposits in clearing organizations 120,409,020    Exchange memberships, at cost (fair value of $7,579,998) 7,420,560    Property and leasehold improvements, net 17,603,779    Intangible assets, net of accumulated amortization 25,750,219    Goodwill 66,694,372    Deferred tax asset — Other assets 50,330,447    Total assets $ 6,194,274,394    Liabilities and Stockholders' Equity Liabilities: Payables to customers $ 5,047,090,812    Payables to brokers 28,274,088    Payables to exchanges and clearing organizations 536,123    Securities sold under agreement to repurchase 402,052,192    Accounts payable and accrued expenses 88,913,313    Long-term loan agreements — Deferred tax lability 7,080,451    Liabilities subordinated to claims of general creditors 143,290,000    Total liabilities 5,717,236,979    Stockholders' equity: Redeemable preferred, $0.01 par value. Authorized 100,000 shares; 34,501 issued and outsanding 345    Common stock, class 1, $0.01 par value. Authorized 5,000,000 shares; 950,006 issued and 949,678 outstanding shares 9,497    Common stock, class 2, $0.01 par value. Authorized 500,000 shares; 50,000 issued and 43,595 outstanding shares 436    Additional paid-in capital 734,370,423    Treasury stock, outstanding 6,732 shares, Common stock, class 1 and 2 (224,174)   Accumulated deficit (257,192,025)   Accumulated other comprehensive income 72,913    Total stockholder’s equity 477,037,415    Total liabilities and stockholders' equity $ 6,194,274,394    See accompanying notes to consolidated financial statements.

RTS INVESTOR CORP. AND SUBSIDIARIES Consolidated Statement of Operations Year ended December 31, 2024 4 Revenues: Commissions and fees $ 588,989,074    Interest (net of interest rebated of $118,715,894) 166,036,235    Realized (loss) on sale of securities (826,360)   Other income 14,411,766    Total revenues 768,610,715    Expenses: Commissions 278,701,782    Brokerage and exchange fees 182,854,573    Employee compensation and benefits 82,357,012    Interest 18,534,569    Depreciation and amortization 13,507,817    Communications 12,820,937    Professional fees 5,975,904    Occupancy 7,604,114    Software support and maintenance 9,626,596    Travel and entertainment 5,254,914    Other expenses 18,212,314    Total expenses 635,450,532    Income before change in value of marketable securities 133,160,183    Change in value of marketable securities and firm owned securities (4,088,758)   Net income before income tax expense 129,071,425    Income tax expense 28,346,341    Net income $ 100,725,084    See accompanying notes to consolidated financial statements.

RTS INVESTOR CORP. AND SUBSIDIARIES Consolidated Statement of Comprehensive Income Year ended December 31, 2024 5 Net income $ 100,725,084     Other comprehensive income: Foreign currency translation (1,788,416)    Comprehensive income $ 98,936,668     See accompanying notes to consolidated financial statements.

RTS INVESTOR CORP. AND SUBSIDIARIES

Consolidated Statement of Changes in Stockholders' Equity

Year ended December 31, 2024

	Redeemable Preferred shares	Amount	Common Class 1 shares	Amount	Common Class 2 shares	Amount	Additional paid-in capital	Treasury Class 1 and 2 shares	Treasury stock	Accumulated deficit	Accumulated other comprehensive income	Total stockholders' equity
Balance at December 31, 2023	34,501	345	949,678	9,497	43,595	436	734,370,423	6,732	(224,174)	(357,917,111)	1,861,331	378,100,747
Net income	—	—	—	—	—	—	—	—	—	100,725,084	—	100,725,084
Foreign currency translation	—	—	—	—	—	—	—	—	—	—	(1,788,416)	(1,788,416)
Balance at December 31, 2024	34,501	345	949,678	9,497	43,595	436	734,370,423	6,732	(224,174)	(257,192,027)	72,915	477,037,415

See accompanying notes to consolidated financial statements.

6

RTS INVESTOR CORP. AND SUBSIDIARIES Consolidated Statement of Cash Flows Year Ended December 31, 2024 7 Cash flows from operating activities: Net income $ 100,725,084    Adjustments to reconcile net income to net cash provided by/(used in) operating activities: Depreciation and amortization 13,507,817    Change in value of marketable securities 4,088,758    Change in deferred tax asset/liability 19,817,898    Realized (gain)/loss on sale of securities 826,360    Impairment of goodwill — Changes in assets and liabilities: Securities purchased under agreement to resell 476,735,550    Securities sold under agreement to repurchase 402,052,192    Marketable securities (214,611,871)   Receivables from exchanges and clearing organizations 123,639,732    Receivables from brokers 59,603,527    Receivables from customers 3,923,068    Other assets 74,613,476    Guarantee deposits in clearing organizations (16,705,238)   Payables to customers (604,838,296)   Payables to brokers 1,558,373    Payables to exchanges and clearing organizations 508,687    Accounts payable and accrued expenses (42,017,704)   Net cash provided by operating activities 403,427,413    Cash flows from investing activities: Purchase of property and leasehold improvements (7,534,104)   Net cash (used in) investing activities (7,534,104)   Cash flows from financing activities: Pay down of long-term credit facility, net (42,810,813)   Issuance of subordinated agreements 600,000    Pay down of subordinated agreements (4,250,000)   Net cash (used in) financing activities (46,460,813)   Foreign currency translation (1,788,416)   Net increase in cash and short-term investments 347,644,080    Cash and short-term investments at beginning of year 842,414,606    Cash and short-term investments – unrestricted 91,934,029    Cash funds segregated or in separate accounts as required 1,098,124,657    Cash and short-term investments at end of year $ 1,190,058,686    Supplemental cash flow and noncash disclosures: Interest paid 18,534,569    Cash paid for taxes 11,680,633    See accompanying notes to consolidated financial statements.

RTS INVESTOR CORP. AND SUBSIDIARIES Notes to Consolidated Financial Statements Year Ended December 31, 2024 8 (Continued) (1) General Information and Summary of Significant Accounting Policies RTS investor Corp. (parent) is the Parent company of JVMC Holdings Corp. (JVMC), whose operating subsidiaries, collectively (the Company) are engaged in agency clearing and execution on the world’s major futures and options exchanges, foreign exchange brokerage, and asset management. R.J. O’Brien & Associates, LLC (RJO), is a registered futures commission merchant (FCM) with the Commodity Futures Trading Commission (CFTC or Commission) and the National Futures Association (NFA). RJO is a clearing member of various domestic and international exchanges. R.J. O’Brien Limited (RJOLTD) is a company registered in England and Wales and regulated by the Financial Conduct Authority (FCA) in England and Wales. RJOLTD is a clearing member of various European exchanges. R.J. O’Brien France SAS (FRA) provides execution services and direct exchange access to European exchanges. FRA is regulated by L'Autorité de contrôle prudentiel et de resolution (ACPR) in France. R.J. O’Brien (Europe) Limited (EUR) is the holding company for RJOLTD and indirectly FRA. R.J. O’Brien & Associates Canada, Inc. (RJOC) is a registered futures commission merchant with the Canadian Investment Regulatory Organization (CIRO) and facilitates Canadian domiciled clients’ trading futures and options. The primary source of revenue for RJO, RJOLTD, and RJOC is commissions derived from executing and clearing orders for futures contracts and options on futures contracts on behalf of their customers, both domestically and internationally. R.J. O’Brien & Associates Hong Kong, Ltd (RJOHK) is a sales office to facilitate execution business for Hong Kong based firms. R.J. O’Brien & Associates (Singapore) Pte Ltd (RJOSG) is a sales office to facilitate execution business for clients in other Asian markets. R.J. O’Brien (MENA) Capital Ltd. (MENA) is a sales office to facilitate execution business and is registered with the Dubai International Financial Centre. Oasis Investment Strategies LLC (OIS), is registered with the CFTC as a commodity pool operator and is a member in good standing with the NFA in such capacity. It is also registered as an investment advisor (RIA) with the SEC. As an RIA, OIS provides investment management services to affiliates and other clients. R.J. O’Brien Securities, LLC (RJOS), a registered broker-dealer and member of the Financial Industry Regulatory Authority (FINRA). RJOS is registered to facilitate trades in equity options for institutional clients on an agency basis and to facilitate trades in U.S. Treasury securities for institutional clients on a fully disclosed clearing basis. R.J. O’Brien Financial, LLC (RJOF) conducts structured over the counter trading with various counterparties and hedges the risk via exchange traded derivatives. They further provide limited margin financing to select futures clients of RJO. R.J. O’Brien Technology, LLC (RJOT) provides technology services to affiliates and others.

RTS INVESTOR CORP. AND SUBSIDIARIES Notes to Consolidated Financial Statements Year Ended December 31, 2024 9 (Continued) (a) Accounting Policies The Company follows the accounting standards set by the Financial Accounting Standards Board (FASB). The FASB sets U.S. generally accepted accounting principles (GAAP) that the Company follows to ensure consistent reporting of the consolidated financial statements. (b) Use of Estimates The preparation of consolidated financial statements in conformity with GAAP generally requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated statement of financial condition and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and will be reported in the consolidated financial statements in the period the actual results are known or as estimates are changed. (c) Principles of Consolidation The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries as of and for the year ended December 31, 2024. All material intercompany accounts and transactions have been eliminated in consolidation. (d) Cash and Short-Term Investments – Unrestricted Cash and short-term investments consist of financial instruments with original maturities of 90 days or less and represent Company cash and cash invested principally in money market funds or U.S. government obligations, which are not insured. (e) Cash Funds Segregated or in Separate Accounts as Required under Federal and Other Regulations Pursuant to the requirements of the Commodity Exchange Act (CEA), Commodity Futures & Securities Act (CFSA), and FCA regulations, funds deposited by customers relating to futures and option contracts in regulated commodities and investment activity must be carried in separate accounts that are designated as segregated customers’ or separately managed accounts, as applicable. Cash flows reflected in the consolidated statement of cash flows do not differentiate cash flows of Company-owned assets from cash flows of customer segregated assets. See Note 14 for further discussion. (f) Receivable from and Payable to Exchanges, Clearing Organizations and Brokers Receivable from and payable to exchanges, clearing organizations, and brokers represent balances arising from commodity transactions, including long and short option value, unrealized gains and losses on open commodity futures contracts, cash, and marketable securities. Marketable securities, consisting primarily of U.S. government securities, are deposited as margin with exchange clearing organizations.

RTS INVESTOR CORP. AND SUBSIDIARIES Notes to Consolidated Financial Statements Year Ended December 31, 2024 10 (Continued) (g) Receivable from and Payable to Customers Receivables from and payables to customers arise primarily from futures and options on futures transactions. Securities, primarily U.S. government obligations, owned by customers are held by the Company as collateral or as margin. These customer owned securities along with the fair value of customers’ and noncustomers’ options on futures contracts are not reflected in the consolidated statement of financial condition. At December 31, 2024, the fair value of customer securities held that the Company is permitted by contract or custom to sell or repledge was $822.7 million, of which $166.5 million was deposited as margin with exchange clearing organizations and other FCMs, respectively. Additionally, RJOF writes options directly with external clients and offsets the risk with exchange traded products. At December 31, 2024, the fair value of these options was $6.4 million and reflected in payable to customers within the consolidated statement of financial condition. (h) Property and Leasehold Improvements Furniture, equipment, and purchased software are recorded at cost and are depreciated on a straight-line basis using an estimated useful life of three to seven years. Leasehold improvements are carried at cost and are amortized on the straight-line method over the estimated useful life of the improvements or the remaining term of the lease, whichever period is shorter. The Company capitalizes costs associated with software developed for internal use. Capitalized costs include external direct costs of materials and services incurred in developing or obtaining internal-use software and payroll for employees directly associated with the development of internal-use software. Costs incurred during the development and enhancement of software that do not meet the capitalization criteria are expensed as incurred. Capitalized internal and purchased software costs are amortized on a straight-line basis over three years. Periodically, the Company will review the capitalized fixed asset costs for impairment. (i) Foreign Currency Remeasurement and Translation The functional currencies of the Company’s international subsidiaries are the local currencies of the countries in which the subsidiaries are located. Foreign currency denominated assets and liabilities are translated into U.S. dollars using the exchange rates in effect at the consolidated balance sheet date, except for certain nonmonetary balance sheet items which are remeasured at historical exchange rates. Results of operations and cash flows are translated using the exchange rate on the date the income/expense is recognized. The effect of exchange rate fluctuations on translation of assets and liabilities is included as a component of stockholders’ equity in accumulated other comprehensive income. Total loss from foreign currency transactions for the year ended December 31, 2024 was $0.5 million and are included in other income.

RTS INVESTOR CORP. AND SUBSIDIARIES Notes to Consolidated Financial Statements Year Ended December 31, 2024 11 (Continued) (j) Income Taxes The Company’s income is included in the federal and state consolidated income tax returns of RTS. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred income tax expense represents the change during the period in the deferred tax assets and deferred tax liabilities. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit, or a portion thereof, will not be realized. The Company has reviewed the guidance for how uncertain tax positions should be recognized, measured, presented, and disclosed in the consolidated financial statements. The Company has evaluated such implications for all open tax years and has determined there is no impact to the Company’s consolidated financial statements for the previous three years. (k) Fair Value Measurement Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The investment assets and liabilities of the Company are measured and reported at fair value. See note 15, Fair Value Measurements, for further details regarding fair value measurement policies. (l) Derivative Transactions Futures, options, and forwards transactions and related revenues and expenses are recorded on the trade date. Other securities transactions and related revenues and expenses are recorded on the settlement date, which does not differ materially from the trade date. (m) Securities Purchased under Agreements to Resell Transactions involving purchase of securities under agreements to resell, or reverse repurchase agreements (reverse repos), are accounted for as collateralized financings. These transactions are collateralized by U.S. government or U.S. agency securities and are recorded at their contractual resale amounts plus accrued interest, as specified in the respective agreements. Typically, the Company has rights of rehypothecation with respect to the securities collateral received. As of December 31, 2024, substantially all securities collateral received under reverse repurchase agreements has been delivered or repledged in connection with repurchase agreements. Also, the counterparty generally has rights of rehypothecation in connection with repurchase agreements. It is the policy of the Company to obtain possession of collateral with a fair value equal to or in excess of the principal amount loaned under reverse repos. Collateral is valued daily, and the Company may require counterparties to deposit additional collateral when appropriate. Management believes that there is minimal mark-to-market risk given the nature of the collateral and the tenor of these agreements is overnight. The amount of securities purchased under agreements to resell was $2,207.8 million as of December 31, 2024. As of December 31, 2024, $112.1 million represents reverse repos held at exchanges and are included in guarantee deposits in clearing organizations on the consolidated

RTS INVESTOR CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Year Ended December 31, 2024

statement of financial condition. The fair market value of the collateral related to reverse repos as of December 31, 2024 is as follows:

			Fair Market Value	
Reverse Repo		Carrying Value	Total Available to be Pledged	Total Pledged
Securities purchased under agreement to resell (1)	$	2,207,834,196	$ 1,977,270,494	$ 1,307,750,605
Guarantee deposits		112,100,605	112,125,273	112,125,273
	$	2,319,934,801	$ 2,089,395,767	$ 1,419,875,878

(1) $230.4 million of securities purchased under agreement to resell is related to a tri-party reverse repo agreement whereby the collateral is not available to be pledged by the Company.

(n) Securities Sold under Agreements to Repurchase

Transactions involving selling securities under agreements to repurchase (repurchase agreements) are accounted for as collateralized financings. These transactions are collateralized by U.S. agency securities and are recorded at their contractual repurchase amounts plus accrued interest, as specified in the respective agreements. In connection with these agreements and transactions, it is the policy of the Company to receive or pledge cash or securities to adequately collateralize such agreements and transactions in accordance with general industry guidelines and practices. Collateral is valued daily, and the Company may require counterparties to deposit additional collateral or cash when appropriate.

The Company pledges marketable securities owned to collateralize repurchase agreements. At December 31, 2024, marketable securities sold, at fair value of $402.1 million were pledged.

(o) Offsetting

As of December 31, 2024, the Company holds repurchase and reverse repurchase agreements that are eligible for offset in the consolidated statements of financial condition and/or are subject to master netting arrangements. Master netting arrangements allow the counterparty to net applicable collateral held on behalf of the Company against applicable liabilities or payment obligations. At December 31, 2024 the Company reports repurchase and reverse repurchase agreements on a gross basis in the consolidated statements of financial condition.

(p) Revenue Recognition

Accounting Standards Update (ASU) 2014-09, Revenue from Contracts with Customers defines how companies report revenues from contracts with customers and also requires certain enhanced disclosures. A significant portion of the Company's revenue is interest income which is excluded from the scope of this new guidance.

12 (Continued)

RTS INVESTOR CORP. AND SUBSIDIARIES Notes to Consolidated Financial Statements Year Ended December 31, 2024 13 (Continued) The core principle of ASU 2014-09 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps: Step 1: Identify the contract(s) with a customer. Step 2: Identify the performance obligation in the contract. Step 3: Determine the transaction price. Step 4: Allocate the transaction price to the performance obligation in the contract. Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation. Commission revenue and related brokerage and exchange fee revenues and expenses are recognized on a trade date basis. Brokerage and exchange fees include variable expenses for clearing and settlement services, including fees paid to other brokers, exchanges, and clearing organizations. Commission expense includes commissions paid to introducing brokers and internal brokers and is recognized and settled monthly. The Company performs on a continuous basis back office reconciliation and facilities management services for various firms, for which it recognized revenue monthly as services are performed. Included in commission revenue are fees for brokerage, exchange, clearing and other fees of $180.8 million for year ended December 31, 2024. Revenue from other sources primarily includes net interest income and other revenue. Receivables related to contracts with customers as of January 1, 2024, and December 31, 2024 were $14.9 million and $14.3 million, respectively. Interest income is accrued as earned. Interest income is generated primarily from investments in qualified securities using customer funds deposited with the Company to satisfy margin requirements, net of interest returned to customers. (q) Measurement of Credit Losses on Financial Instruments On January 1, 2023, the Company adopted Accounting Standards Update (ASU) 2016-13, Financial Instruments – Measurement of Credit Losses (Topic 326). The standard requires the application of a current expected credit loss (CECL), impairment model to financial assets measured at amortized cost, including cash, repurchase agreements, reverse repurchase agreements, and receivables from customers, brokers, and clearing organizations, and certain off-balance sheet credit exposures. The impairment model introduced by the new CECL standard is based on expected losses over the life of Commission revenue $ 588,989,074    Facilities mgmt. income 962,407    Total revenue from contract with customers 589,951,481    Revenue from other sources 178,659,234    Total revenue $ 768,610,715    Revenue from Contracts with Customers

RTS INVESTOR CORP. AND SUBSIDIARIES Notes to Consolidated Financial Statements Year Ended December 31, 2024 14 (Continued) its financial assets and certain off-balance sheet exposures, rather than incurred losses. Expected losses can be evaluated based on relevant information about past events, current conditions, and reasonable and supportable forecasts. The Company has evaluated all receivable from customers in debit positions under CECL and determined an allowance of $0.5 million recorded in receivable from customers on the consolidated statements of financial condition at December 31, 2024. The Company has evaluated all other financial assets measured at cost and determined no allowance for credit losses is necessary at December 31, 2024. (r) Goodwill The Company has recorded goodwill to the extent that the purchase price of business acquisitions has exceeded the fair value of the net identifiable tangible and intangible assets of the acquired businesses. The Company’s policy is to test goodwill for impairment on at least an annual basis, or whenever events and circumstances indicate that the carrying value may not be recoverable. Goodwill impairment testing was performed during 2024. Based upon these reviews, goodwill was not impaired. See Note 4 for further discussion. (s) Intangible Assets, Net of Accumulated Amortization The Company has recorded intangible assets for specifically identified intangible assets that were acquired during the acquisition of RJO and its related affiliates. Intangible assets that are determined to have a definite life are amortized on a straight-line basis over the determined life of the respective asset. Intangible assets with indefinite lives are not subject to amortization. The Company’s policy is to review identified intangible assets for impairment on at least an annual basis, or whenever events and circumstances indicate that the carrying value may not be recoverable. No impairment of intangible assets has occurred. See Note 4 for further discussion. (2) Exchange Memberships The Company has exchange membership seats and exchange common stock that are required in order for the Company to maintain its status as a clearing member of those exchanges. The exchange common stock and trading rights required to be maintained for clearing member status are deemed restricted shares and are recorded at cost, or if any impairment in value has occurred, at a value that reflects management's estimate of that impairment. In accordance with GAAP, management believes no material impairment in value existed at December 31, 2024. Investments in exchange common stock not pledged for clearing purposes are classified as firm owned marketable securities and are recorded at fair value. The fair value is determined by quoted market prices, with the unrealized gains and losses recorded in the consolidated statements of operations. At December 31, 2024, the fair value of the firm’s exchange common stock not pledged for clearing purposes was $25.5.

RTS INVESTOR CORP. AND SUBSIDIARIES Notes to Consolidated Financial Statements Year Ended December 31, 2024 15 (Continued) (3) Related-Party Transactions As discussed in Note 9, the Company has a promissory note outstanding to a related party in the amount of $26.4 million as of December 31, 2024, which is included in accounts payable and accrued expenses on the consolidated statement of financial condition. (4) Goodwill and Other Intangible Assets The Company, in 2007, acquired RJO and its related entities from the seller. In connection with the acquisition, the Company recorded goodwill to the extent that the purchase price exceeded the fair value of the net identifiable tangible and intangible assets of the acquired entities. The initial goodwill recorded in the purchase transaction was $623 million. The current balance of goodwill reflects goodwill impairment recognized in prior periods. In addition, in July 2020, MENA acquired Lombard Forte Securities Limited (LF), based in Dubai. MENA acquired all of the outstanding shares of LF. The acquisition has been completed through a cash transaction, with some payments deferred. MENA paid $12.3 million for a fair value of net identifiable assets of $2.2 million. The transaction yielded goodwill in the amount of $10.1 million, which was recorded at MENA. LF’s business operations were transferred into MENA in 2021 as a separate cash unit (CGU). Changes in the carrying amount of goodwill and intangible assets for the year ended December 31, 2024 was as follows: The gross carrying amount and accumulated amortization as of December 31, 2024 relating to other intangible assets acquired as part of this transaction is as follows: Customer relationships are being amortized on a straight-line basis over the estimated useful life from which the economic benefits are expected to be realized ranging from 4 to 19 years and have an average useful life of 13 years. Trademarks have an indefinite useful life and thus are not being amortized. The Company performed an annual goodwill impairment test and review of intangible assets, for the year ended December 31, 2024 to determine whether the carrying value is impaired, or if events or trends warrant a revision to the remaining amortization period. No goodwill impairment was recognized during 2024 as a January 1, December 31, 2024 2024 carrying 2024 2024 2024 carrying amount Additions amortization Impairment amount Customer relationships $ 15,744,956 $ — $ (6,194,737) $ — $ 9,550,219 Trademarks 16,200,000 — — — 16,200,000 Total intangible assets $ 31,944,956 $ — $ (6,194,737) $ — $ 25,750,219 Goodwill $ 66,694,372 $ — $ — $ — $ 66,694,372 Gross Carrying Amount $ 188,900,000 Accumulated Amortization (163,149,781) Net Book Value $ 25,750,219

RTS INVESTOR CORP. AND SUBSIDIARIES Notes to Consolidated Financial Statements Year Ended December 31, 2024 16 (Continued) result of management’s impairment testing. In 2024, the fair value of goodwill was estimated using a Step 0 methodology. Amortization expense for other intangible assets was $6.2 million for the year ended December 31, 2024. Future estimated amortization expense for definite life intangible assets is as follows: (5) Contingent Liabilities The Company is a party to legal and regulatory actions relating to customers’ accounts and regulatory requirements as a normal part of carrying on its business. Management is of the opinion that resolution of these matters will not have a material adverse effect on the Company’s financial condition or continuing operations. (6) Profit Sharing and Savings Plan Substantially all employees of the Company’s subsidiaries meeting certain service requirements are eligible to participate in contributory profit sharing and savings plans (the Plans) established by the subsidiaries. Voluntary contributions by participants are permitted, subject to certain limitations. The Company may also make an annual discretionary contribution. Total contributions made by the Company for the year ended December 31, 2024 was $2.7 million. In addition, certain employees of the Company participate in stock option plans maintained by the Parent. Under the Parent’s stock option plan, certain managers are eligible to receive stock based compensation comprised of stock options (options). A total of 81,081 awards may be granted under the Plan. At December 31, 2024, 51,351 options, with an exercise strike price of $204.14 were issued and fully vested under the plan. These awards may be settled upon vesting using either treasury shares or authorized but unissued Class 1 common stock. Options entitle each recipient to purchase a share of Parent common stock in exchange for the stated exercise price upon vesting of each award. Each award specifies the term of the award, which shall not exceed 10 years in accordance with the provisions of the Plan. These options are exercisable at the end of the vesting period of four years. The fair value of the award is expensed on a straight-line basis over the vesting period. Estimated expected amortization 2025 6,194,737 2026 3,355,482 Year ending December 31:

RTS INVESTOR CORP. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
Year Ended December 31, 2024

(7) Stockholders' Equity

As of December 31, 2024, the Company authorized 5,000,000 shares of Class 1 common stock, 500,000 shares of Class 2 common stock, and 100,000 shares of Redeemable preferred Class B nonvoting common stock, with a par value of $0.01 per share, respectively.

As of December 31, 2024, the Company issued 950,006 shares and had 949,678 shares outstanding of Class 1 common stock, issued 50,000 shares and had 43,595 shares outstanding of Class 2 common stock, and issued 34,501 shares of redeemable preferred Class B nonvoting common stock, all of which were outstanding.

The Class 1 common stock has voting rights and Class 2 common stock does not. The Redeemable Preferred stock is also nonvoting and includes a liquidation preference of $1,000 per share. Upon a liquidity event, such as a sale of the business or IPO, the redeemable preferred stockholders participate on a pro rata basis as if the dividends redeemed into the preferred stock had not been redeemed and were common stock, up to an aggregate value of $25 million, which is alongside their $1,000 per share liquidation preference.

(8) Commitments and Other Financing Obligations

In January 2024, the Company reached an agreement to extend the lease of the Chicago office through March 2037. Additionally, the Company is a lessee in several noncancellable operating leases for office space with initial terms in excess of one year. The Company's leases do not include renewal or termination options for either party to the lease or restrictive financial or other covenants. Payments due under the lease contracts include fixed payments for base rent plus variable payments for the Company's proportionate share of the building's property taxes, insurance, and common area maintenance. These variable amounts are not included in the lease payments used to determine the Company's lease liability and are expensed when incurred.

Rent expense for office space was $7.6 million for the year ended December 31, 2024. Future minimum lease payments under noncancelable operating leases (with initial or remaining lease terms in excess of one year) as of December 31, 2024 are approximately as follows:

Year ending December 31:		Operating Leases
2025	$	3,057,033
2026		1,362,152
2027		1,727,116
2028		1,794,654
2029		1,830,921
Thereafter		13,725,725
Total minimum lease payments		23,497,600
Less prevent value discount		(10,304,873)
Operating lease liabilities	$	13,192,727

Amounts reported in other assets or accounts payable and accrued expenses on the consolidated statement of financial condition related to the Company's operating leases, as of December 31, 2024, are as follows:

17 (Continued)

RTS INVESTOR CORP. AND SUBSIDIARIES Notes to Consolidated Financial Statements Year Ended December 31, 2024 18 (Continued) Right of use assets $12.7 million Operating lease liabilities $13.2 million Other information related to leases as of December 31, 2024 is as follows: Cash paid in 2024 for amounts included in the measurement of lease liabilities: $4.2 million Weighted average of remaining lease terms: 9.1 years Weighted average discount rate: 9.09%

RTS INVESTOR CORP. AND SUBSIDIARIES Notes to Consolidated Financial Statements Year Ended December 31, 2024 19 (Continued) (9) Long-Term Loan Agreements, Liabilities Subordinated to Claims of General Creditors and Other Debt As of December 31, 2024 the Company repaid the long-term loan agreements in full. Liabilities Subordinated to Claims of General Creditors RJO enters into separate subordinated loan agreements (Agreements) with related parties, as well as other third party lenders which include certain customers of RJO. The Agreements have maturity dates of not less than one year from commencement. Under the terms of the Agreements, all borrowings bear interest, at the option of RJO, with reference to the base rate or adjusted SOFR, as defined in the Agreements. The average effective interest rate at December 31, 2024 was 9.6 percent. Interest expense incurred by RJO under the Agreements for the years ended December 31, 2024 was $14.8 million. As of December 31, 2024, RJO had total outstanding subordinated loans of $1.9 million with related parties and $141.4 million with third party lenders. Included in the Agreements above, is a credit facility with a third-party lender which allows RJO to obtain additional subordinated loans upon notice. As of December 31, 2024 the total capacity of the facility was $130 million, which RJO had $111.5 million outstanding which is included in the total from third party lenders above. The Agreements are approved by RJO’s Designated Self-Regulatory Organization, the Chicago Mercantile Exchange Inc., and are available in computing net capital under the CFTC’s net capital rule. RJOC enters into separate subordinated loan agreements (Agreements) with related parties, as well as other third party lenders which may include certain customers of RJOC. The Agreements have structured repayment dates between twelve and forty-five months. Under the terms of the Agreements, all borrowings bear interest with reference to the base rate or adjusted SOFR, as defined in the Agreements. The average effective interest rate at December 31, 2024 was 13.4 percent. Interest expense incurred by RJOC under the Agreements for the year ended December 31, 2024 was $0.1 million. As of December 31, 2024, RJOC had no outstanding subordinated loans. The Agreements are approved by the Canadian Investment Regulatory Organization (CIRO) and the Canadian Investor Protection Fund (CIPF) and are available in computing net capital under the CIRO’s net capital rule. Other Debt On August 1, 2024, the Company signed an agreement to convert a promissory note into a loan based on the unpaid balance of principal and interest as of May 7, 2024. In addition, repayment would commence on August 1, 2024 with eight principal and interest payments to be made each month thereafter. As of December 31, 2024, total interest paid was $3.4 million and the effective rate was 11.4 percent. At December 31, 2024, $26.4 million was due under the loan, which is included in accounts payable and accrued expenses in the consolidated statement of financial condition.

RTS INVESTOR CORP. AND SUBSIDIARIES Notes to Consolidated Financial Statements Year Ended December 31, 2024 20 (Continued) (10) Income Taxes Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases and are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to reverse. Deferred income tax expense which is included within income tax benefit on the consolidated statement of operations, represents the change during the period in deferred tax assets and deferred tax liabilities. Deferred tax assets and liabilities as of December 31, 2024 relate primarily to differences in goodwill and intangible assets and net operating loss carryforwards. A summary of deferred tax assets and liabilities as of December 31, 2024 is as follows: The Company has a federal net operating loss carryforward of $26.4 million as of December 31, 2024. These losses were generated in 2018 and after are carried forward indefinitely and have no expiration. The Company has state net operating losses in several states which total $94.5 million. The state net loss deductions have varied carrying forward rules, most have a 20 year carryforward and will begin to expire in 2030. The effective tax rate as of December 31, 2024 was 22%. This rate is higher the federal statutory rate of 21% primarily due to state taxes. The current tax expense for the year consists of: Deferred tax assets Accrued bonus $ 1,987,064 Allowance for doubtful accounts 119,621 Deferred rent expense 132,489 Fixed assets - Depreciation 1,562,287 Foreign Currency 84,452 Mark to market adjustments 25,530 Net operating loss carryforward federal 5,543,241 Net operating loss carryforward state 6,599,088 Other adjustments 1,493 Total deferred tax assets $ 16,055,265 Deferred tax liabilities Fixed assets - Gain / Loss $ (2,077,690) Goodwill/intangible assets (20,293,768) Internally developed produced software (764,258) Total deferred tax liabilities $ (23,135,716) Valuation allowance for net deferred tax assets $ - Net deferred (liabilities) / assets $ (7,080,451)

RTS INVESTOR CORP. AND SUBSIDIARIES Notes to Consolidated Financial Statements Year Ended December 31, 2024 21 (Continued) (11) Property and Leasehold Improvement Property and leasehold improvements consisted of the following at December 31, 2024: Included in computer equipment and software is approximately $7.3 million of assets, which have not yet been placed into service as of December 31, 2024. (12) Financial Derivative Instruments with Off-Balance-Sheet Risk and Concentration of Credit Risk Through its ownership interest in various subsidiaries, in the normal course of business, the Company clears futures and options on futures contract transactions for its customers. The Company guarantees to other futures commission merchants its customers’ performance under these contracts. The Company’s customer futures activities are transacted either on a cash or margin basis. In margin transactions, the Company extends credit to its customers, subject to various regulatory and internal margin requirements, collateralized by cash and securities in the customers’ accounts. Such transactions may expose the Company to significant off-balance-sheet risk in the event margin deposits are not sufficient to fully cover losses that customers may incur. In the event margin deposits are not sufficient to satisfy its obligations, the Company may be required to purchase or sell financial instruments at prevailing market prices to fulfill the customer’s obligation. The Company owns membership seats and common stock of various exchanges (the Exchanges). As a condition of membership, the Company is required to indemnify the obligations of its customers (performance bond margin), as well as to contribute to membership guarantee funds, which provide for market continuity in the unlikely event of another clearing member firm default to the Exchanges. These indemnification agreements are considered to have a remote risk of loss. The Company is engaged in various trading activities, whose counterparties include clearing organizations, brokers and dealers, futures commission merchants, banks, and other financial institutions. In the event counterparties do not fulfill their obligations, the Company may be exposed to risk. The risk of default depends on creditworthiness of the counterparty or issuer of the financial instrument. It is the Company’s policy to review, as necessary, the credit standing of each counterparty with which it conducts business. (13) Guarantees and Indemnifications Under certain exchange or clearinghouse membership agreements, members are generally required to guarantee the performance of other members by meeting any shortfalls in the event a member becomes Current Taxes $ 8,528,443 Deferred Taxes 19,817,898 Total Tax Expense $ 28,346,341 Furniture and equipment $ 4,644,031 Leasehold improvements 5,675,864 Computer equipment and software 82,912,317 Total gross property and leasehold improvements 93,232,212 Accumulated depreciation and amortization (75,628,433) Net property and leasehold improvements $ 17,603,779

RTS INVESTOR CORP. AND SUBSIDIARIES Notes to Consolidated Financial Statements Year Ended December 31, 2024 22 (Continued) unable to satisfy its obligation to the exchange or clearinghouse. To mitigate this risk, the exchanges and clearinghouses typically require their members to deposit collateral with them. The Company’s maximum potential liability under these arrangements cannot be quantified. However, the potential for the Company to be required to make payments under the arrangements is unlikely. Accordingly, no contingent liability is recorded in the accompanying consolidated statement of financial condition. The Company clears and executes futures contracts and options on futures contracts for the accounts of its customers. As such, the Company deposits performance bond collateral with the applicable clearing organizations to fulfill the obligations of its customers’ performance under these contracts. To reduce its operational risk, the Company requires its customer to meet, at a minimum, the margin requirements established by each exchange on which the contract is traded. This margin is a good faith deposit from the customer. To minimize its market and credit risks, the Company adjusts the amounts of margin required to commensurate with the level of risk associated with the customers’ underlying positions. If necessary, the Company may liquidate certain positions in order to satisfy minimum margin requirements. Management believes that the margin deposits held at December 31, 2024 are adequate to mitigate the risk of material loss. In the normal course of business, the Company enters contracts that contain a variety of representations and warranties which provide general indemnifications. The Company’s maximum exposure under these arrangements is unknown as the contracts refer to potential claims that have not yet occurred. However, management expects the risk of loss to be remote. (14) Regulatory Requirements Pursuant to the rules, regulations, and requirements of the CFTC and the NFA, RJO is required to maintain a minimum net capital level equivalent to the greater of $20 million or the sum of 8 percent of customer and 8 percent of noncustomer risk maintenance margin requirement on all positions as these terms are defined. The regulations require a futures commission merchant, when calculating its minimum adjusted net capital requirement, to include a computation based on the risk maintenance margin levels of positions carried in customer and noncustomer accounts. The net capital and the related minimum net capital requirement of RJO at December 31, 2024 are as follows: Pursuant to requirements of the CEA, funds deposited by customers relating to futures contracts in regulated commodities must be carried in separate bank or custody accounts, which are designated as segregated customers’ funds (segregated) or customer secured CEA Section 30.7 funds (secured). As of December 31, 2024, funds deposited for the benefit of segregated and secured customers were $5,595.2 million and $232.9 million, respectively. In addition, as of December 31, 2024, the segregated and secured requirements were $5,236.3 million and $199.3 million, respectively, which resulted in segregated and secured requirement excess amounts of $268.9 million and $33.6 million, respectively. RJO's adjusted net capital $ 350,284,616 Minimum net capital requirement 243,236,613 Excess net capital $ 107,048,003

RTS INVESTOR CORP. AND SUBSIDIARIES Notes to Consolidated Financial Statements Year Ended December 31, 2024 23 (Continued) RJOS, RJOC, RJOHK, MENA, RJOLTD, FRA, and RJOSG are also required to maintain certain minimum levels of regulatory capital pursuant to the applicable regulatory frameworks within which they operate. At December 31, 2024, management believes that they were in compliance with such capital requirements. (15) Fair Value Measurements Fair Value Measurements on a Recurring Basis U.S. government securities, commodity futures, and options are reported at fair value in the consolidated statement of financial condition. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value measurements and disclosures include a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements), then to inputs that are observable for the asset or liability, either directly or indirectly (Level 2 measurements) and the lowest priority to unobservable inputs for the asset or liability that rely on management’s own assumptions about the assumptions that market participants would use in pricing the asset or liability (Level 3 measurements). A fair value measurement assumes that the transaction to sell the asset or transfer the liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. U.S. government and U.S. agency securities and other cash investments that trade in active markets and are valued using quoted market prices with reasonable levels of price transparency are classified within Level 1 of the fair value hierarchy. Instruments that are not actively traded and are valued based on quoted prices in markets or by reference to broker or dealer quotations are generally classified within Level 2 of the fair value hierarchy. Exchange-traded futures and options contracts are categorized within Level 1 of the fair value hierarchy, as they are deemed to be actively traded. The positions the Company carries are valued based on quoted prices from the respective exchange they are traded at and are categorized in Level 1 of the fair value hierarchy. Bilateral option contracts are categorized as Level 2.

RTS INVESTOR CORP. AND SUBSIDIARIES Notes to Consolidated Financial Statements Year Ended December 31, 2024 24 (Continued) The following table presents the Company’s fair value hierarchy for assets and liabilities measured at fair value on a recurring basis as of December 31, 2024: (1) Securities issued by the U.S. government or U.S. agency securities are included within marketable securities on the consolidated statements of financial condition. (2) Equity securities included within marketable securities on the consolidated statements of financial condition. (3) Money market funds and commercial paper are included within cash and short term investments on the consolidated statements of financial condition. (4) Customer unrealized loss on open futures positions, included within receivables from exchanges and clearing organizations, receivables from brokers, and payable to customers on the consolidated statements of financial condition. (5) Option value on structured over the counter contracts included within payable to customers on the consolidated statements of financial condition. As of December 31, 2024, RJOC held a federal home loan bond in the amount of $10 million that it will hold to maturity. The balance is included in marketable securities customer segregated. RJOC records the bond at amortized cost. The fair market value on the bond was $9.7 million as of December 31, 2024. RJOC has the intent and the ability to hold the bond to maturity. Total Level 1 Level 2 Level 3 Assets Marketable securities (1): U.S. government obligations $ 842,215,624 $ 842,215,624 $ — $ — U.S. Agencies 1,357,761,316 — 1,357,761,316    — Equity securities (2) 25,490,049 25,490,049 — — Money market funds (3) 30,366,502 30,366,502 — — Commercial paper (3) 1,138,743 1,138,743 — — Unrealized loss on future contracts (4) 124,754,443 124,754,443 — — Total $ 2,381,726,677 $ 1,023,965,361 $ 1,357,761,316    $ — Liabilities Unrealized loss on futures contracts (4) $ 585,914,332 $ 585,914,332 $ — $ — Option contracts (5) 6,440,797 — 6,440,797    — Total $ 592,355,129 $ 585,914,332    $ 6,440,797    $ — Fair Value Measurements As of December 31, 2024

RTS INVESTOR CORP. AND SUBSIDIARIES Notes to Consolidated Financial Statements Year Ended December 31, 2024 25 (16) Subsequent Events The Company considered events and transactions through April 14, 2025 in evaluating subsequent events that may require changes to amounts reported or disclosed in the consolidated financial statements. On March 3, 2025 the Company made the final payment of $13.2 million to fully repay the promissory note. On April 14, 2025, the Company entered into a definitive agreement to be acquired by StoneX Group Inc. (NASDAQ: SNEX) (“StoneX”) for an equity value of approximately $900 million. The purchase price will be paid in a combination of cash and shares of StoneX common stock. StoneX will also assume up to $143 million of RJO debt.